Exhibit 10.2

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") is made and entered into as of the 6th day of July, 2001, by and among OrthoLogic Corp., a Delaware corporation ("OrthoLogic"), OrthoLogic Canada Ltd., a Canada corporation ("OrthoCanada"; and together with OrthoLogic, "Seller"), OrthoRehab, Inc., a Delaware corporation ("OrthoRehab") and 2002819 Ontario Limited, a Canada Corporation ("RehabCanada;" and together with OrthoRehab, "Purchaser").

                                   WITNESSETH:

     WHEREAS, pursuant to the Asset Purchase Agreement dated as of May 8, 2001 by and between Seller and Purchaser (the "Agreement"), the Seller agreed to sell and the Purchaser agreed to purchase substantially all of the Seller's assets relating exclusively to the Division Business (as defined therein);

     WHEREAS, the Parties desire to make certain amendments to the Agreement.

     WHEREAS, capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereby agree to the following amendments to the Agreement:

A. SCHEDULE 1.2(d) LEASED PREMISES

     Schedule 1.2(d) of the Agreement is hereby deleted in its entirety and replaced with SCHEDULE 1.2(d) annexed hereto.

B. SCHEDULE 1.2(i) CONTRACTS

     Schedule 1.2(i) of the Agreement is hereby deleted in its entirety and replaced with SCHEDULE 1.2(i) annexed hereto.

C. SCHEDULE 1.2(k) INTELLECTUAL PROPERTY

     Schedule 1.2(k) of the Agreement is hereby deleted in its entirety and replaced with SCHEDULE 1.2(k) annexed hereto.

D. SCHEDULE 2.2(a)/(b) ASSUMED LIABILITIES

     Schedule 2.2(a)/(b) of the Agreement is hereby deleted in its entirety and replaced with SCHEDULE 2.2(a)/(b) annexed hereto.

E. SCHEDULE 2.2(c) LIABILITIES AND OBLIGATIONS OF SELLER

     Schedule 2.2(c) of the Agreement is hereby deleted in its entirety and replaced with SCHEDULE 2.2(c) annexed hereto.

F. SECTION 2.1 AGREEMENT TO ASSUME

     Section 2.1 of the Agreement is amended by deleting the text therefrom in its entirety and substituting therefor the following:

"2.1 AGREEMENT TO ASSUME. At the Closing (as herein defined), Purchaser shall assume and agree to discharge and perform when due, the liabilities and obligations of Seller with respect to the Division Business which are described in Section 2.2 (the "Assumed Liabilities"); provided, however, that all Assumed Liabilities referred to in Section 2.2(a) and 2.2(b) shall be specifically listed on SCHEDULE 2.2(A)/(B), shall not exceed $2,000,000. To the extent that the Schedules required by Section 2.2 require amendment due to changes in such liabilities and obligation in the Ordinary Course of Business as of the Closing the parties shall mutually amend such Schedules to provide for such changes on the Closing Date, and such amendments shall be deemed to be a part of this Agreement and incorporated herein by reference. All liabilities and obligations of Seller enumerated in Section 2.3 are collectively referred to herein" as "Excluded Liabilities." Seller shall remain liable for the Excluded Liabilities.

G. SECTION 3.3 MANNER OF PAYMENT OF THE PURCHASE PRICE

     Section 3.3 of the Agreement is amended by deleting the text therefrom in its entirety and substituting therefor the following:

"3.3 MANNER OF PAYMENT OF THE PURCHASE PRICE. At the Closing:

     (a) Purchaser shall assume the Assumed Liabilities;

     (b) Purchaser shall pay $12,000,000 (the "Cash Portion") to Seller, by wire transfer to such account as Seller shall designate by written notice delivered to Purchaser on or prior to the Closing Date; and

     (c) On the date which is 390 days after the Closing Date, Purchaser shall pay an additional contingent payment equal to the lesser of (i) any amounts collected by Purchaser from the Purchased Receivables in excess of 50% of the net Purchased Receivables Amount, or (ii) $2,500,000 (the "Contingent Payment Amount"), provided that Seller shall use its best efforts to ensure that the net Purchased Receivables are equal to or greater than $5,000,000.

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
H. SECTION 11.2 RIGHT TO TERMINATE

     Section 11.2 of the Agreement is amended by deleting the text therefrom in its entirety and substituting therefor the following:

"11.2 RIGHT TO TERMINATE. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 13.4:

     (a) by the mutual written consent of Purchaser and Seller; or

     (b) by either of such parties if the Closing shall not have occurred at or before 11:59 p.m. Eastern Standard Time on July 11, 2001 (the "Outside Date"), provided, however, that the right to terminate this Agreement under this Section 11.2(b) shall not be available to any party whose breach of representation or warranty or failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date."

I. REAFFIRMATION AND CONFIRMATION OF AGREEMENT

     Except as otherwise set forth in this Amendment, the Agreement is ratified and confirmed in all respects.

J. COUNTERPARTS

     This Amendment may be executed in more that one counterpart, each of which together shall constitute one and the same instrument.



         [REMAINDER OF PAGE INTENTIONALLY BLANK/SIGNATURE PAGE FOLLOWS]

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
     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

SELLER:

ORTHOLOGIC CORP.                        ORTHOLOGIC CANADA LTD.


By:                                      By:
  -----------------------------             -----------------------------

Name:  Thomas R. Trotter                 Name:  Thomas R. Trotter
Title: President and CEO                 Title: President and CEO


PURCHASER:

ORTHOREHAB, INC.                         2002819 ONTARIO LIMITED


By:                                      By:
  -----------------------------             -----------------------------
Name:  Michael A. Rusnak                 Name:  Michael A. Rusnak
Title: Chief Executive Officer           Title: Vice-President

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